UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Novatel Wireless, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 29, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Novatel Wireless, Inc., to be held on Thursday, June 19, 2008, at 2:00 p.m., Pacific Daylight Time, at the Woodfin Hotel, 10044 Pacific Mesa Blvd., San Diego, California 92121.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, in order to ensure your representation at the annual meeting, please complete and return your Proxy Card in the enclosed envelope as promptly as possible. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Sincerely,

Peter V. Leparulo
Executive Chairman and Chief Executive Officer

NOVATEL WIRELESS, INC.

9645 Scranton Road

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 19, 2008

To the Stockholders of Novatel Wireless, Inc.:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Novatel Wireless, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 19, 2008 at 2:00 p.m., Pacific Daylight Time, at the Woodfin Hotel, 10044 Pacific Mesa Blvd., San Diego, California 92121, for the following purposes:

1. To elect two Class II directors to the Board of Directors of the Company (the “Board”), each to serve a three-year term that expires at the Company’s 2011 Annual Meeting of Stockholders;

2. To ratify the selection by the Audit Committee of the Board of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for its fiscal year ending December 31, 2008; and

3. To transact such other business as may properly come before the 2008 Annual Meeting of Stockholders and any adjournments or postponements thereof.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice. The Board recommends a vote “For” items 1 and 2. The Board or proxy holders will use their discretion on other matters that may arise at the 2008 Annual Meeting of Stockholders. Agenda Item No. 1 listed above applies only to the election of director candidates described in the accompanying Proxy Statement and not to nominations that might be proposed by Company stockholders.

The Board has fixed the close of business on April 25, 2008 as the record date for determining stockholders entitled to notice of and to vote at the 2008 Annual Meeting of Stockholders and any adjournments or postponements thereof. Pursuant to new rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2007 Annual Report are available at our website at www.novatelwireless.com. Additionally, and in accordance with the new SEC rules, you may access our Proxy Statement at www.nvtl.com/proxymaterials, which does not have “cookies” that identify visitors to the site.

Your vote is very important. Whether or not you plan to attend, in order to ensure your representation at the annual meeting, please complete and return your proxy card in the enclosed envelope as promptly as possible. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors,

Catherine F. Ratcliffe
Senior V.P., Business Affairs, General Counsel and Secretary

April 29, 2008

San Diego, California

NOVATEL WIRELESS, INC.

9645 Scranton Road

San Diego, California 92121

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 19, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Novatel Wireless, Inc. (the “Company”) is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders to be held on Thursday, June 19, 2008 at 2:00 p.m., Pacific Daylight Time, at the Woodfin Hotel, 10044 Pacific Mesa Blvd., San Diego, California 92121, and at any adjournments or postponements thereof. You are invited to attend the 2008 Annual Meeting of Stockholders to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed Proxy Card.

We intend to mail this Proxy Statement and the accompanying Proxy Card on or about May 5, 2008 to all stockholders of record entitled to vote at the 2008 Annual Meeting of Stockholders.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 25, 2008 will be entitled to notice of and to vote at the 2008 Annual Meeting of Stockholders. At the close of business on this record date, there were 31,688,161 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on April 25, 2008 your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the 2008 Annual Meeting of Stockholders or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the enclosed Proxy Card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on April 25, 2008 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the 2008 Annual Meeting of Stockholders. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the 2008 Annual Meeting of Stockholders. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote at the 2008 Annual Meeting of Stockholders:

1.	The election of two Class II directors to the Board, each to serve a three-year term that expires at the Company’s 2011 Annual Meeting of Stockholders; and

2.	The ratification of the selection by the Audit Committee of the Board of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for its fiscal year ending December 31, 2008.

In addition to the two matters scheduled for a vote, the stockholders will consider such other business as may properly come before the 2008 Annual Meeting of Stockholders. As of the date of this Proxy Statement, we do not know of any other business that may come before the meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends a vote:

•	“For” the election of the nominated Class II directors, each with a term expiring at the 2011 Annual Meeting of Stockholders; and

•	“For” the ratification of the selection by the Audit Committee of the Board of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for its fiscal year ending December 31, 2008.

Unless you provide other voting instructions on your Proxy Card, your proxy (who is one of the individuals named in your Proxy Card) will vote your shares in accordance with the recommendations of the Board with respect to these two matters.

How do I vote?

You may vote either “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on (ratification of the Audit Committee’s selection of the Company’s independent auditors for the fiscal year ended December 31, 2008), you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the 2008 Annual Meeting of Stockholders or vote by proxy using the enclosed Proxy Card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the 2008 Annual Meeting of Stockholders and we will give you a ballot when you arrive.

•

To vote by proxy, complete, sign and date the enclosed Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. We urge you to complete and mail the Proxy Card to ensure that your vote is counted.

If you want to vote in person at the 2008 Annual Meeting of Stockholders, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy card.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own at the close of business on April 25, 2008.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated Proxy Card without marking any voting selections, your shares will be voted “For” the election of all nominees for director and “For” the ratification of the selection by the Audit Committee of the Board of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for its fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, your proxy (who is one of the individuals named in your Proxy Card) will vote your shares using his or her best judgment.

What does it mean if I receive more than one Proxy Card?

If you receive more than one Proxy Card, it means that your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each Proxy Card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

You can revoke your proxy and change your vote at any time before the final vote at the 2008 Annual Meeting of Stockholders. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed Proxy Card with a later date;

•	You may send a written notice that you are revoking your proxy to the Company’s Corporate Secretary at 9645 Scranton Road, San Diego, California 92121; or

•	You may attend the 2008 Annual Meeting of Stockholders and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct such institution to vote your shares. If you do not give instructions to such institution, it can vote your shares with respect to “discretionary” or routine items, but not with respect to “non-discretionary” items. With respect to the proposals set forth in this Proxy Statement, if you do not give instructions to your broker, your broker can vote your shares in its discretion with respect to Proposal 1 (election of directors) and Proposal 2 (ratification of the Audit Committee’s selection of the Company’s independent auditors for the fiscal year ending December 31, 2008). On non-discretionary items for which you do not give your broker instructions, the shares will be treated as “broker non-votes.”

How many votes are needed to approve each proposal?

For the election of directors, the two nominees receiving the most “For” votes, among votes properly cast in person or by proxy, will be elected. Only votes “For” or “Withheld” will affect the outcome of the election of directors. Broker non-votes will have no effect.

The second proposal (ratification of the Audit Committee’s selection of the Company’s independent auditors for the fiscal year ending December 31, 2008) must receive a “For” vote from the majority of the shares present and entitled to vote either in person or by proxy. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares outstanding and entitled to vote are represented at the 2008 Annual Meeting of Stockholders, in person or by proxy. On the record date, there were 31,688,161 shares outstanding and entitled to vote. As a result, at least 15,844,081 of these shares must be represented by stockholders present at the meeting or by proxy to have a quorum. Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting, in person or by proxy, may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the 2008 Annual Meeting of Stockholders. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter ended June 30, 2008, expected to be filed with the Securities and Exchange Commission (“SEC”) in August 2008 and available when filed at www.sec.gov.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors, officers and employees will not be paid any additional compensation for soliciting proxies. We will also request that brokerage firms, banks and other agents holding shares beneficially owned by others send proxy materials to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders’ reasonable expenses for doing so.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NOVATEL WIRELESS, INC. SINCE THE DATE HEREOF.

Our executive offices are located at 9645 Scranton Road, San Diego, California 92121, telephone (858) 812-3400. When this Proxy Statement refers to “we,” “us” and “our” it is referring to Novatel Wireless, Inc., together with its wholly-owned subsidiaries.

The date of this Proxy Statement is April 29, 2008.

PROPOSAL 1:

ELECTION OF DIRECTORS

COMPOSITION OF THE BOARD

Our Board of Directors (the “Board”) currently has seven seats, with six individuals currently serving on the Board and one vacancy in Class I of the Board. In accordance with our certificate of incorporation, our Board is divided into three separate classes of directors and each class has a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified.

The current composition of the Board is:

Class I Directors (serving until the 2010 Meeting)	James Ledwith
Greg Lorenzetti

Class II Directors (term expiring at this Meeting)	John R. Ross
David A. Werner

Class III Directors (serving until the 2009 Meeting)	Peter V. Leparulo
Horst J. Pudwill

At the 2008 Annual Meeting of Stockholders, the term of office of the two current Class II directors will expire. At the recommendation of the Nominating Committee, the Board has nominated John R. Ross and David A. Werner for election to the Board as the members of Class II. If elected at the 2008 Annual Meeting of Stockholders, each nominee would serve until the 2011 Annual Meeting of Stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Directors are elected by a plurality of the shares present in person, or represented by proxy, and entitled to vote at each annual meeting of stockholders. Shares represented by properly executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Nominating Committee may recommend and the Board may propose. The persons nominated for election have agreed to serve if elected, and the Company has no reason to believe that such nominees will be unable to serve.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the 2008 Annual Meeting of Stockholders.

NOMINEES FOR ELECTION TO A THREE-YEAR TERM EXPIRING AT THE 2011 ANNUAL MEETING

John R. Ross, age 44, has served as a director since June 2007. Mr. Ross is currently the President and Chief Executive Officer of Media Connex, Inc., a technology support and services company providing residential and small company network and IT services. Before founding Media Connex, Mr. Ross served in leadership positions at Novatel Wireless both in Engineering, from August 2000 to January 2005, and in Business Development, from February 2005 to February 2007. Prior to that, Mr. Ross held leadership positions at Motorola’s subscriber equipment division participating in the development of high volume consumer handsets, most notably contributing to the roll out of the Japan CDMA network and the launch of the CDMA StarTACs for North America. Mr. Ross has also held engineering positions with US Robotics and Littlefuse, Inc. Mr. Ross holds a Bachelor of Science in Electrical Engineering from Washington University and a Master of Business Administration from the Kellogg School of Management at Northwestern University. Mr. Ross currently serves as the Chairman of our Corporate Governance Committee.

David A. Werner, age 55, has served as a director since January 2004. Since 2004, Mr. Werner has been Co-Owner of Aerofit, Inc., an engineered component manufacturer. Prior to that, Mr. Werner was a Partner at Engineered Components, an acquisition and business development company serving the engineered components market, which he joined in 2002. Prior to Engineered Components, Mr. Werner served as Executive Vice President and Chief Financial Officer of Day Runner, Inc. from 1999 to 2002. Prior to that, Mr. Werner was Executive Vice President and a member of the Board of Directors for Kaynar Technologies, Inc., a specialty component manufacturer, from 1994 to 1999. Prior to that, Mr. Werner served as Vice President and Chief Financial Officer of Microdot, Inc. from 1990 to 1993. Prior to that, Mr. Werner served in various accounting, financial, operating and executive positions with Lear Siegler from 1978 to 1990. Prior to that, Mr. Werner worked for Peat, Marwick, Mitchell & Co. (currently KPMG) from 1974 to 1978. Mr. Werner is a Certified Public Accountant and received both a Bachelor of Science in Business Administration and a Master of Business Administration from the University of Southern California. Mr. Werner currently serves as the Chairman of our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING

Peter V. Leparulo, age 49, was appointed as our Chief Executive Officer in April 2008. Since November 2006, he has served as our Executive Chairman of the Board and has been a director since May 2003. He previously served as our Chief Executive Officer from January 2003 to November 2006. Prior to January 2003, he was our Senior Vice President, General Manager, CDMA Operations since May 2001. From September 2000 to May 2001, he served as our Senior Vice President, Corporate and Strategic Development and General Counsel. From June 1998 until September 2000, Mr. Leparulo was a Senior Partner at the law firm of Orrick, Herrington & Sutcliffe LLP, where he specialized in corporate finance, mergers and acquisitions, securities, intellectual property and general corporate matters. Prior to joining Orrick, Mr. Leparulo was a Partner at the law firm of Pillsbury Madison & Sutro LLP, from January 1992 until June 1998, and an Associate at that firm from October 1989 until January 1992. He holds a Bachelor of Science from Colgate University and a Juris Doctor from Case Western Reserve University. Mr. Leparulo currently serves as a member of our Corporate Governance Committee.

Horst J. Pudwill, age 62, has served as a director since July 2003. He is currently Chairman of the Board and Executive Director of Techtronic Industries Co., Ltd., a Hong Kong-listed global manufacturer of industry leading brands in power tools, lawn and garden equipment, and floor care appliances, which he founded in 1985 and of which he was Chief Executive Officer from 1985 to 2008. Mr. Pudwill co-founded Novatel Wireless and previously served on our Board from 1996 until 2000. Mr. Pudwill received a master’s degree in commerce and engineering from Technical College, Flensburg, Germany and a degree in Engineering from Technical College, Verden, Germany. Mr. Pudwill currently serves as a member of our Compensation Committee and a member of our Nominating Committee.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING

James Ledwith, age 62, has served as a director since March 2008. Since 1992, Mr. Ledwith has served as a partner at J.H. Cohn, an accounting and consulting firm and, from 2000 to 2007, was a lecturer at San Diego State University. He is also a director of San Diego Trust Bank. Mr. Ledwith is a Certified Public Accountant and received his undergraduate degree from Babson College and a Master of Business Administration from the Wharton Graduate Division of the University of Pennsylvania. Mr. Ledwith currently serves as a member of our Audit Committee and as a member of our Nominating Committee.

Greg Lorenzetti, age 45, has served as president of Titan Partners, LLC, a private equity and technology commercialization investment firm since 2002. He is a founding member of HFI, a privately held investment company based in the United Kingdom. In the past, he served as an executive within the financial sector, and advised boards and principals of public and private companies on capital formation, marketing, and strategic planning issues. Mr. Lorenzetti is a founding shareholder of Cardiovax, a biotech company currently developing a vaccine for heart disease in a joint commercialization project. He has been an investor in numerous early stage technology companies such as Nomadix, a company recently acquired by Maginet. Mr. Lorenzetti has been an active investor and advisor in oil and gas exploration projects around the world over the last three years. The most recent project involved several concessions in a farmout agreement in East Africa aggregating more than 10 million acres between two privately held companies. Mr. Lorenzetti majored in Economics at Stanford University. Mr. Lorenzetti currently serves as our Lead Independent Director, the Chairman of our Compensation Committee and a member of our Audit Committee and Nominating Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND

DIRECTOR INDEPENDENCE

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The Company has entered into indemnity agreements with each of its executive officers and directors, and certain other Company employees, which provide, among other things, that the Company will indemnify such officer, director or employee, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law.

The Company has entered into Change of Control Agreements with certain of its named executive officers. See “Payments Made Upon a Change of Control” on page 29. In addition, the Company has entered into an Employment Agreement with Peter V. Leparulo. See “Employment Related Contracts” on page 21.

Review, Approval or Ratification of Transactions with Related Persons

Under the Audit Committee’s charter, and consistent with the Nasdaq rules, any material potential conflict of interest or transaction between the Company and any “related person” of the Company must be reviewed and approved or ratified by the Audit Committee. SEC rules define a “related person” of the Company as any Company director (or nominee), executive officer, 5% or greater stockholder or immediate family member of these persons. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers and directors pursuant to the Company’s code of business conduct and ethics. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee looks at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

INDEPENDENCE OF THE BOARD OF DIRECTORS

The listing standards of the Nasdaq Stock Market (“Nasdaq”), on which our shares are listed, require that a majority of the members of a listed company’s Board qualify as “independent,” as affirmatively determined by the Board. With the assistance of the Company’s legal counsel, our Board reviewed the applicable legal standards for Board member and Board committee member independence, including those set forth in pertinent Nasdaq listing standards, as in effect from time to time, as well as the answers to annual questionnaires completed by the directors. On the basis of this review, the Board has affirmatively determined that all the Company’s directors and director nominees are independent within the meaning of the applicable Nasdaq listing standards, as well as applicable SEC rules and regulations, except for Mr. Leparulo, the Executive Chairman and Chief Executive Officer and an employee of the Company, and Mr. Ross who was an employee of ours within the past three years. Mr. Leparulo currently serves as a member of our Corporate Governance Committee and Mr. Ross currently serves as the Chairman of our Corporate Governance Committee. In addition, the Board determined that all of our non-employee directors and director nominees qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”) and the rules and regulations thereunder, and as “non-employee directors” as defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”).

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with one or more members of the Board may do so by sending written communications to the following address:

[Board of Directors] or [Independent Directors] or [Name of Individual Director(s)]

Novatel Wireless, Inc.

c/o Corporate Secretary

9645 Scranton Road

San Diego, CA 92121

7.1

The Company’s independent directors meet regularly in executive sessions at which only independent directors are present. Stockholders interested in communicating with independent directors may address correspondence to a particular director, or to the independent directors generally. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Audit, Compensation, Corporate Governance or Nominating Committee, as applicable. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis. The Board has instructed the Secretary to review all communications so received, and to exercise discretion not to forward to the Board correspondence that is inappropriate such as business solicitations and advertising. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the directors. All communications directed to the Audit Committee that relate to questionable accounting or auditing matters involving the Company will be promptly forwarded directly to the Audit Committee.

CODE OF ETHICS

The Board has adopted a code of business conduct and ethics that applies to all our directors, officers and employees. We distribute this code to our newly appointed directors and newly hired employees and conduct training sessions regarding its content for all directors, officers and employees. In the event that an amendment to, or a waiver from, a provision of the code of business conduct and ethics that applies to any of our directors or executive officers is necessary, we intend to post such information on our website. A copy of our code of business conduct and ethics can be obtained from our website at www.novatelwireless.com.

INFORMATION REGARDING THE BOARD AND ITS STANDING COMMITTEES

BOARD MEETINGS AND DIRECTOR ATTENDANCE

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all meetings of the Board and the committees on which he serves. During the year ended December 31, 2007, the Board met eight times (including four regularly scheduled meetings and four special meetings), and acted by unanimous written consent one time. Each Board member attended at least 75% of the meetings of the Board and the committees on which he served, that were held during the period for which he was a director or committee member, respectively. Although the Company does not have a formal policy regarding attendance by members of the Board at the Annual Meetings of Stockholders, we encourage, but do not require, directors to attend. Mr. Leparulo attended the 2007 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD

In 2007, the Board had four standing committees to facilitate and assist the Board in the execution of its responsibilities: an Audit Committee, a Corporate Governance Committee, a Nominating Committee and a Compensation Committee. Each such committee operates pursuant to a written charter which is available upon written request sent to the Secretary of the Company. We filed the Nominating Committee charter as an appendix to our definitive Proxy Statement in April 2006 and the Audit Committee and Compensation Committee charters as appendices to our definitive Proxy Statement in May 2007. The Board makes committee and committee chair assignments annually at its meeting immediately following the annual meeting of stockholders.

The table below shows current membership for each of the standing Board committees:

Audit Committee	Corporate Governance Committee	Nominating Committee	Compensation Committee
James Ledwith	Peter V. Leparulo	James Ledwith	Greg Lorenzetti*
Greg Lorenzetti	John R. Ross*	Greg Lorenzetti	Horst J. Pudwill
David A. Werner*		Horst J. Pudwill

*	Committee Chairman

AUDIT COMMITTEE

The Audit Committee of the Board has three members and met five times during the year ended December 31, 2007. The Audit Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to Nasdaq rules and applicable rules promulgated by the SEC. The Board has determined that all the members of the Audit Committee are financially literate pursuant to Nasdaq rules. The Board has also determined that Mr. Werner, Chairman of the Audit Committee, is an “Audit Committee Financial Expert” within the meaning stipulated by the SEC and is “financially sophisticated” within the meaning stipulated by applicable Nasdaq rules. In making its determinations, the Board considered a number of factors, including Mr. Werner’s formal education and experience as a chief financial officer. The Board has adopted a charter for the Audit Committee, which was attached as an appendix to our definitive Proxy Statement in May 2007 and is available upon written request sent to the Secretary of the Company and is viewable at www.novatelwireless.com. The Audit Committee reviews and assesses the adequacy of the Audit Committee charter on an annual basis.

The Audit Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to oversee our corporate accounting and financial reporting process; review and monitor the adequacy and effectiveness of our internal controls; select, compensate and review the services of our Independent Registered Public Accounting Firm; and discuss with management and such independent auditors the results of the annual audit and the results of the reviews of the Company’s quarterly financial statements.

CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee of the Board currently has two members and met one time during the year ended December 31, 2007. The Corporate Governance Committee is comprised of one employee director, Mr. Leparulo, and one non-employee director, Mr. Ross, each of whom the Board has determined are not independent pursuant to Nasdaq rules. The Board has adopted a charter for the Corporate Governance Committee, which is available upon written request sent to the Secretary of the Company. The Corporate Governance Committee is responsible for monitoring developments in corporate governance principles and standards, assessing the adequacy of the Company’s governance system, establishing a set of corporate governance principles for the Company and monitoring the Board’s and management’s compliance with the established principles.

NOMINATING COMMITTEE

The Nominating Committee of the Board currently has three members and met two times during the year ended December 31, 2007. The Nominating Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to Nasdaq rules. For any given year, our Nominating Committee consists of all our independent directors other than those independent directors whose terms of office expire at the next occurring annual meeting of stockholders. The Board has adopted a charter for the Nominating Committee, which was attached as an appendix to our definitive Proxy Statement in April 2006 and is available upon written request sent to the Secretary of the Company. The Nominating Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company and members of the Board’s constituent committees, and recommending candidates for the Board to appoint or recommend that our stockholders approve, as applicable. In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board. To this end the Nominating Committee considers (1) the current size and composition of the Board and the needs of the Board and its constituent standing committees, (2) such factors as relevant business experience, expertise, character, judgment, length of potential service, independence, and other pre-existing commitments, (3) in the case of incumbent directors, such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that may impair such directors’ independence and (4) such other factors as the Nominating Committee may deem appropriate. While the Nominating Committee has not established specific age, education, years of business experience or specific types of skills required by potential director candidates, it expects qualified candidates will have ample experience and a proven record of business success and leadership. Overall, the Nominating Committee seeks to assemble a Board comprised of individuals with significant appropriate senior management and leadership experience, a grasp of technology, a long-term and strategic perspective and the ability to advance constructive debate and a global perspective.

The Nominating Committee considers recommendations of potential candidates from current directors, management and stockholders. The Committee does not alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the following address:

Novatel Wireless, Inc.

c/o Corporate Secretary

9645 Scranton Road

San Diego, CA 92121

Such recommendations must be received by the Corporate Secretary at least 120 calendar days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name and age of the proposed nominee, the nominee’s home and business contact information, a description of the proposed nominee’s business experience for at least the previous five years, information regarding any relationships between the candidate and the Company within the last three years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Nominating Committee has not received, nor has it rejected, a timely director nominee from a stockholder or stockholders holding more than 5% of the voting capital stock of the Company.

Upon receipt of a recommendation for a director candidate, the Secretary assesses the Board’s needs, primarily whether or not there is a current or pending vacancy or a possible need to be filled by adding or replacing a director. The Secretary then develops a director profile by comparing the current list of desired criteria with the candidate’s qualifications and the qualifications of the then-current members of the Board. The profile and the candidate’s submitted information are provided to the Nominating Committee and the Chairman of the Board for discussion. Following this discussion, consideration of the candidate is added as an agenda item for the next Nominating Committee meeting.

Similarly, if at any time the Nominating Committee or the Board determines there may be a need to add or replace a director, the Secretary, the Nominating Committee and the Chairman of the Board develop a director profile by comparing the current list of desired criteria with the qualifications of the then-current members of the Board. If no candidates are apparent from any source, the Nominating Committee will determine the appropriate method to conduct a search.

Regardless of how a candidate is brought to the Nominating Committee’s attention, qualified candidates are asked to conduct one or more personal interviews with appropriate members of the Board. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated.

COMPENSATION COMMITTEE.

The Compensation Committee of the Board currently has two members and met six times during the year ended December 31, 2007. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to Nasdaq rules. The Board has adopted a charter for the Compensation Committee, which was attached as an appendix to our definitive Proxy Statement in May 2007 and is available upon written request sent to the Secretary of the Company and is also available on our website. The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties:

•

establishing and reviewing the Company’s general compensation policies and levels of compensation applicable to the Company’s executive officers and the Company’s non-employee directors in their respective capacities as Board and Board Committee members;

•	reviewing regional and industry-wide compensation practices in order to assess the adequacy and competitiveness of the Company’s executive compensation programs among comparable companies;

•	overseeing the Company’s equity compensation plans that may be adopted by the Company from time to time;

•	overseeing the Company’s Secondary Compensation Committee which is responsible for authorizing and approving stock option grants to newly hired non-executive officer employees; and

•	performing such other duties as the Board may request from time to time.

Compensation decisions for the six members of the Company’s executive management team, which includes the Chief Executive Officer, the President and Chief Financial Officer and other executive officers of the Company, and the Company’s directors are made by the Compensation Committee. Decisions regarding non-equity compensation of the other employees of the Company are currently made by the Executive Chairman and Chief Executive Officer and Senior Vice President of Business Affairs, with input from relevant department heads. During 2007, the Committee engaged an outside human resources consulting firm to conduct a review of its total compensation program for executive officers. See “Compensation Discussion and Analysis” on page 13 and “Compensation of Directors” on page 31 for a description of the Company’s processes and procedures for the consideration and determination of executive compensation and director compensation, respectively. As permitted under Delaware law, the Compensation Committee has delegated the authority to grant equity compensation to new hires of the Company, other than executive officers, to a Secondary Compensation Committee comprised of the Executive Chairman and Chief Executive Officer and Senior Vice President of Business Affairs, subject to certain limitations. The Compensation Committee periodically reviews grants made by the Secondary Compensation Committee to ensure compliance with the per employee and aggregate limitations that the Committee has outlined.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Company’s Secretary. Compensation Committee meetings are generally attended by the Executive Chairman and Chief Executive Officer and the Senior Vice President of Business Affairs. At some meetings, the Compensation Committee also meets in executive session. The Compensation Committee’s Chairman reports the Committee’s determinations on executive officer compensation to the Board. The Company’s human resources department supports the Compensation Committee in its duties and, along with the Executive Chairman and Chief Executive Officer and the Senior Vice President of Business Affairs, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to outside consultants by the Company to ensure that the consultants maintain their objectivity and independence when rendering advice to the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

At different times during the fiscal year ended December 31, 2007, Messrs. Getz, Lim, Werner, Lorenzetti and Pudwill served on the Company’s Compensation Committee. Messrs. Getz and Lim departed the Board upon the conclusion of the Company’s 2007 Annual Meeting of Stockholders. No member of the Compensation Committee during 2007 has ever been an officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of any other entity that has one or more executive officers serving as a member of the Board or our Compensation Committee.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers:

Name	Age	Position with the Company
Peter V. Leparulo	49	Executive Chairman and Chief Executive Officer
George B. Weinert	49	President
Kenneth G. Leddon	55	Senior Vice President and Chief Financial Officer
Catherine F. Ratcliffe	50	Senior Vice President, Business Affairs, General Counsel and Secretary
Christopher J. Ross	54	Senior Vice President, Operations
Slim S. Souissi	42	Senior Vice President and Chief Technology Officer

Robert M. Hadley resigned from the Company on February 4, 2008.

Dan L. Halvorson resigned from the Company on June 15, 2007.

Peter V. Leparulo was appointed as our Chief Executive Officer in April 2008. Since November 2006, he has served as our Executive Chairman of the Board and has been a director since May 2003. He previously served as our Chief Executive Officer from January 2003 to November 2006. Prior to January 2003, he was our Senior Vice President, General Manager, CDMA Operations since May 2001. From September 2000 to May 2001, he served as our Senior Vice President, Corporate and Strategic Development and General Counsel. From June 1998 until September 2000, Mr. Leparulo was a Senior Partner at the law firm of Orrick, Herrington & Sutcliffe LLP, where he specialized in corporate finance, mergers and acquisitions, securities, intellectual property and general corporate matters. Prior to joining Orrick, Mr. Leparulo was a Partner at the law firm of Pillsbury Madison & Sutro LLP, from January 1992 until June 1998, and an Associate at that firm from October 1989 until January 1992. He holds a Bachelor of Science from Colgate University and a Juris Doctor from Case Western Reserve University.

George B. Weinert has served as our President since August 2007. Prior to that, he served as our Acting Chief Executive Officer from November 2006 to August 2007, as our Chief Operating Officer from April 2006 to November 2006, and as our Vice President of Business Development from April 2003 to April 2006. From January 2002 to February 2003, he worked as Chief Operating Officer for Okbridge, Inc., an internet gaming and software company. From February 1998 to November 2001, Mr. Weinert worked for Novatel Wireless in both product management and strategic planning capacities. Prior to joining Novatel Wireless, he served as COO of Okbridge and as Vice President of Product Management at iVasion/RouterWare, Inc., where he oversaw the design, development and delivery of all commercial and OEM networking products. Mr. Weinert has also held senior management positions with NetManage, Inc., Age Logic, Inc., and Pathway Systems, where his responsibilities included engineering, sales and marketing of software and hardware products for local and wide area networking. He received a Bachelor of Science in Business Administration from San Diego State University.

Kenneth G. Leddon has served as our Senior Vice President and Chief Financial Officer since January 2008. From November 2007 to January 2008, he served as our interim Chief Financial Officer. Before joining us, Mr. Leddon was a Principal in the management consulting firm Leddon & Associates from September 2006 until November 2007. Prior to that, he was a Principal in the management consulting firm of Pathway Strategic Partners from November 2002 to September 2006. Mr. Leddon holds a Bachelor of Science in Business Administration from California State University-Northridge and a Master of Business Administration from Robert Morris College.

Catherine F. Ratcliffe has served as our Senior Vice President of Business Affairs, General Counsel and Secretary since August 2007 and prior to that served as our Vice President of Business Affairs and Secretary since joining the Company in May 2004. From 2002 to 2004, she practiced law privately, including as a partner in the law firm of Lamb & Kawakami. From 1997 to 2002 she was Vice President, General Counsel & Human Resources at Day Runner, Inc. Prior to that, she was a partner in the law firm of Bryan Cave LLP practicing in the areas of corporate finance, securities and mergers and acquisitions, from 1992 to 1997. Ms. Ratcliffe holds a Bachelor of Arts from the University of California at Los Angeles and a Juris Doctor from the University of California at Berkeley.

Christopher J. Ross joined Novatel Wireless in July 2005 as Vice President of Operations and since August 2007 has been our Senior Vice President of Operations. From 1999 to 2005, Mr. Ross was Vice President of Operations at Ericsson Wireless Communications where he was responsible for world-wide supply of wireless telecommunications infrastructure based on CDMA radio access technology. From 1994 to 1999, he was Vice President, Manufacturing at QUALCOMM where he was an operations executive. Prior to QUALCOMM, he was Vice President of Manufacturing at Spectragraphics where he founded the company’s contract manufacturing subsidiary (SMS Technologies) and also served as its General Manager. Mr. Ross holds both Bachelor and Master of Electrical Engineering degrees from Manhattan College.

Slim S. Souissi has served as our Senior Vice President and Chief Technology Officer since 2004, and served as our Vice President and Chief Technology Officer from October 2002 to 2004. Prior to that time, he served as our Vice President of Emerging Technologies from December 2001 to October 2002 and as our Principal Research Scientist from May 2000 to December 2001. Prior to joining us, Dr. Souissi was Principal Staff Engineer in Motorola’s research and development operation from November 1994 to May 2000. Dr. Souissi earned a Ph.D. and a Master of Science in Electrical Engineering from the Georgia Institute of Technology, a Master of Science in Digital Signal Processing from the Ecole Superieure d’Electricite (France) and a Master of Science in Engineering from the Ecole Superieure d’Ingenieurs de Marseille (France). In addition, Dr. Souissi holds 28 U.S. patents, all related to wireless technology.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW OF COMPENSATION PROGRAM

The Compensation Committee of the Board has responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to the executive officers of the Company is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to those officers of the Company named in the Summary Compensation Table on page 19 (such individuals are referred to as the “named executive officers” throughout this Proxy Statement) are similar to those provided to all our other executive officers.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Compensation Committee believes that the most effective executive officer compensation program is one that is designed to reward the achievement of specific annual and long-term operational and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Committee evaluates both performance and compensation in an effort to ensure that the Company maintains its ability to attract and retain individuals of superior ability and managerial talent in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes executive compensation packages provided by the Company to its executive officers, including the named executive officers, should include both cash and stock-based compensation that rewards individual and corporate performance as measured against established goals.

ROLE OF EXECUTIVE OFFICERS IN COMPENSATION DECISIONS

The Compensation Committee makes all compensation decisions for the Company’s executive officers. Regarding the establishment of base salary levels payable throughout 2007 and cash and equity incentives in respect of 2007 performance, the Company’s Executive Chairman, Mr. Leparulo (who is now also our Chief Executive Officer), provided input and arranged for the Compensation Committee to have access to Company records and personnel for purposes of its deliberations. The Company’s Senior Vice President of Business Affairs, Ms. Ratcliffe, also provided input to the Compensation Committee to this end. With respect to cash bonus payments made to the executive officers in 2008 with respect to 2007 performance, Mr. Leparulo also reviewed the performance of each executive officer (other than his own, which was reviewed directly by the Compensation Committee) and provided his input and observations, as well as his compensation recommendations, to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executive officers.

SETTING EXECUTIVE COMPENSATION

Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation in an effort to motivate the Company’s executive officers to achieve the business goals set by the Company and reward them for achieving such goals. In furtherance of these objectives, in November 2007 the Compensation Committee engaged Hewitt Consulting, an outside consulting firm, to assess and evaluate its total compensation program for the executive officers of the Company and provide the Compensation Committee with relevant market data and recommendations to consider when developing compensation packages for the executive officers in 2008.

In making compensation decisions, the Compensation Committee compared each element of the executive’s total compensation package with the compensation packages of certain other companies with whom the Compensation Committee believes the Company competes for talent and for stockholder investment (collectively, the “Compensation Peer Group”). The Compensation Peer Group is periodically reviewed and updated by the Compensation Committee. In developing the compensation packages for executive officers for fiscal year 2007, the Compensation Committee used various peer group company compensation surveys and industry group surveys to update the Compensation Peer Group. Following its engagement in 2007, the outside consultant provided advice and input as to companies to include within the Compensation Peer Group for 2008.

The Compensation Committee believes that the Company competes with many companies for top executive-level talent. Accordingly, the Compensation Committee strives to implement compensation packages for the Company’s executive officers that are competitive with total compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations to this objective may occur as dictated by the experience level of the individual and market factors. These objectives recognize the Compensation Committee’s expectation that, over the long term, the Company will generate stockholder returns in excess of the average of its Compensation Peer Group.

A significant percentage of total compensation for Company executive officers is allocated to incentives as a result of the philosophy mentioned above. Nevertheless, there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals.

2007 EXECUTIVE COMPENSATION COMPONENTS

For the fiscal year ended December 31, 2007, the principal components of compensation for executive officers were:

•	base salary;

•	performance-based cash incentive compensation; and

•	long-term equity incentive compensation in the form of restricted stock units and stock options.

Messrs. Horst Pudwill and Greg Lorenzetti, the current members of our Compensation Committee, were appointed to that committee in February 2007 and March 2007, respectively. Accordingly, they were not involved in the Compensation Committee deliberations and determinations that occurred in January 2007 with respect to executive officer compensation components and amounts for fiscal year 2007.

Base Salary. The Company provides its executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility by using relevant market data.

During its review of base salaries for executive officers for 2007, the Compensation Committee primarily considered:

•	market data published by independent third-party sources;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance and responsibility of the executive.

Salary levels are considered annually as part of the Company’s performance review process as well as upon a promotion or other material change in job responsibility. Merit based increases to salaries of executive officers are determined upon assessment of the individual’s performance and responsibility. At its January 5, 2007 meeting, the Compensation Committee approved base salary increases for all the executive officers, except Mr. Leparulo, effective as of January 1, 2007. Those base salaries, as adjusted, with respect to the named executive officers are reflected in the Summary Compensation Table on page 19. The Compensation Committee subsequently established Mr. Leparulo’s compensation arrangement with the Company in an employment agreement entered into on November 2, 2007, a copy of which was attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the SEC on November 9, 2007 (the “Employment Agreement”).

Executive Performance-Based Cash Incentive Compensation. The Senior Management Bonus Plan (“Bonus Plan”) was a cash incentive bonus opportunity for the executive officers of the Company intended to drive company and individual performance. The Bonus Plan provided guidelines for the calculation of cash-based bonus compensation, subject to oversight and modification by the Compensation Committee. In January 2007, the Compensation Committee considered whether a bonus plan should be established for the year, approved the specific group of employees eligible to participate in the Bonus Plan, which included each of the named executive officers, and set incentive target percentages for each participant. Each Bonus Plan participant had an opportunity to earn a discretionary cash bonus from the Company based on his or her achievement of certain individual and corporate performance targets during the year, as established by the Compensation Committee. At its January 5, 2007 meeting, the Compensation Committee adopted the Bonus Plan for all of the Company’s executive officers, other than Mr. Leparulo. Mr. Leparulo was added as a participant to the Bonus Plan under the terms of his Employment Agreement.

As set forth in the Bonus Plan, each executive officer was eligible to receive a cash bonus, with respect to 2007 performance, of an amount equal to up to 50% of his or her base salary then in effect, except for

Mr. Leparulo who was eligible for an amount equal to up to 100% of his then-current base salary. Forty percent of such bonus amount was determined to be payable based on the achievement of certain individual targets established for each individual executive officer, and the remaining 60% was determined to be payable based on the achievement of the Company’s corporate targets for the year. The individual targets were established for each executive officer in light of his or her departmental responsibilities and accompanying goals and expectations. The corporate targets were based on certain financial goals of the Company as set forth in its 2007 operating plan, including both revenue and earnings per share metrics, and the executive officer’s contribution to the achievement of such corporate targets. The Bonus Plan provides that cash bonuses will be pro-rated based on the number of calendar days during 2007 that the executive officer was in an incentive qualified position at the Company. In addition, the Bonus Plan provides that such executive officers were eligible to receive (i) a discretionary, non-capped bonus for certain individual accomplishments beyond the scope of the plan, as well as (ii) an additional 1% bonus for each 1% by which the Company exceeded certain elements of its 2007 operating plan. The Company filed the Bonus Plan document as an exhibit to its Quarterly Report on Form 10-Q for the period ended March 31, 2007.

Upon completion of the fiscal year, the Compensation Committee assessed the performance of the Company based on its level of achievement of each corporate objective included in the corporate targets of the Bonus Plan. At its meetings on February 1 and 22, 2008, the Compensation Committee reviewed executive officer performance, based on achievement of individual targets, contributions to the achievement of corporate targets, and the individual performance evaluations of each executive officer, in making awards under the Bonus Plan. Awards made to the named executive officers under the Bonus Plan for performance in 2007 are reflected in column (g) of the Summary Compensation Table on page 19.

Long-Term Equity Incentive Compensation. The Company’s long-term incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executives with our stockholders and retain the executives through the term of the awards. When making equity award decisions, the Compensation Committee considers market data, the grant size and the forms of long-term equity compensation available to it under existing plans. The amount of equity incentive compensation granted in 2007 was based upon the strategic, operational and financial performance of the Company overall and reflects the executives’ expected contributions to the Company’s future success. Existing ownership levels are not a factor in award determination, as the Compensation Committee does not want to discourage executives from holding significant amounts of Company stock. All long-term incentive compensation awards are currently granted pursuant to the Company’s Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”).

Effective January 1, 2006, the Company adopted the requirements of Statement of Financial Accounting Standards No. 123(R), “Share Based Payment” (“SFAS 123(R)”), which requires companies to estimate the fair value of share-based payment option awards on the date of grant using an option-pricing model. The value of the awards that are ultimately expected to vest are recognized as compensation expense over the requisite service periods using the straight-line method. When determining the appropriate form of incentive award (for example, whether stock options, restricted stock, restricted stock units, or stock appreciation rights, each of which the 2000 Plan permits, should be used) the Compensation Committee’s goal is to weigh the cost of these grants with their potential benefits as a compensation tool.

On January 5, 2007, each of the named executive officers, other than Mr. Leparulo, received a grant of restricted stock units and on October 30, 2007, Mr. Leparulo also received a grant of restricted stock units (together, the “RSUs”). The Company granted the named executive officers a total of 84,750 RSUs and granted Mr. Leparulo a total of 150,000 RSUs, each of which are subject to forfeiture and cancellation back to the Company if the recipient’s service to the Company terminates prior to vesting. Forfeiture restrictions on the RSUs lapse, and such shares fully vest with respect to each executive officer, over a three-year period, with one-third of the total number of RSUs subject to the award vesting on each anniversary of the award date, provided that the Company achieved corporate metrics during 2007 related to revenue and earnings per share consistent with the Company’s 2007 operating plan (collectively the “Plan Metrics”). Vesting of the total RSU was structured to occur at the following percentages determined by the level of achievement of the Plan Metrics (the “Vesting Conditions”):

Achievement of Plan Metrics	Percentage of Award Vesting Over Three Years	Percentage of Award Forfeited
75-79%	25%	75%
80-84	50	50
85-89	75	25
90% or more	100	—

In fiscal 2007, the Company achieved the Plan Metrics by 90% or more and therefore 100% of the RSUs granted in 2007 will automatically vest over a three-year period. Once vested, the RSUs are convertible into shares of the Company’s common stock on a one-for-one basis, provided that the recipient’s service with the Company continues.

Under applicable U.S. federal income tax rules, with respect to employee recipients of RSUs (as opposed to non-employee directors), on the date that the RSUs vest (and are therefore no longer subject to forfeiture), both the Company and the employee recipient of the RSUs incur a tax obligation based on the fair market value of the number of shares underlying the RSUs vesting on such date. That dollar amount is treated as ordinary income to the recipient and the Company is obligated to withhold and pay income taxes to the government within several days of the event. Pursuant to the terms of the RSUs, each employee recipient is entitled to satisfy his or her income tax obligation that occur upon vesting by automatically surrendering to the Company an aggregate number of shares underlying the vested RSUs (based on the market value of the Company’s stock on the date of surrender) equal to the amount of tax due on the vested portion of the RSUs. The surrendered shares get returned to the 2000 Plan and become available for future issuance thereunder.

In addition to the RSUs granted on January 5, 2007, the named executive officers, except Mr. Leparulo, were granted a total of 148,000 stock options pursuant to the 2000 Plan. The stock options vest as to 25% of the shares of common stock underlying the options on the first anniversary of the grant date and the remaining 75% vest ratably on a monthly basis thereafter for a period of 36 months.

Retirement and Other Benefits. All Company employees in the United States are eligible to participate in the 401(k) Savings Plan (the “Savings Plan”). The Savings Plan is a tax-qualified retirement savings plan pursuant to which all U.S. based employees, including the named executive officers, are permitted to contribute up to the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. The Company matches 100% of the first 4% of pay that is contributed to the Savings Plan each year. The Company’s matching contributions vest over a two-year period and an employee forfeits any unvested dollar amounts in the event of his or her departure from the Company prior to the completion of the applicable vesting period. Once an employee completes two years of service with the Company, all matching contributions, including those made by the Company following such two-year period, are fully vested.

All Company employees in the United States are enrolled in the Company’s group disability and life insurance plans. The group disability plan does not discriminate in scope, terms or operation in favor of executive officers of the Company. With respect to the Company’s group life insurance plan, each executive officer is entitled to receive a benefit upon his or her death equal to two times his or her annual salary in effect on the date of death, up to a maximum benefit of $350,000. All other salaried employees are entitled to a benefit under the group life insurance plan equal to two times their annual salary in effect on the date of death, up to a maximum benefit of $250,000. Under the terms of the Employment Agreement with Mr. Leparulo, the Company is obligated to provide Mr. Leparulo with a $1,000,000 executive term life insurance policy and Mr. Leparulo is entitled to designate the beneficiary of such policy.

In addition to the savings, disability and life insurance plans, all employees are eligible to participate in the 2000 Employee Stock Purchase Plan (the “Purchase Plan”). However, no employee may be granted an opportunity to purchase stock under the Purchase Plan if immediately after the grant, he or she would own stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s capital stock. The Purchase Plan permits participants to purchase shares of Company common stock through payroll deductions of up to 10% of their total annual compensation. Amounts deducted and accumulated by the participant are used to purchase shares of common stock at the end of each purchase period. The price of stock purchased under the Purchase Plan is generally 85% of the lower of the fair market value of our common stock either at the beginning of the offering period or at the end of the purchase period. In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, the participants are withdrawn from the current offering period following exercise and automatically re-enrolled in a new offering period. Participants may end their participation at any time during an offering period, and, if they elect to do so, are paid their accumulated payroll deductions to date, without interest. Participation in the Purchase Plan ends automatically upon termination of employment with us and we refund to the employee accumulated payroll deductions, without interest, through the date of such termination.

The Company has entered into Change of Control Agreements with its executive officers, other than Mr. Leparulo. The Change of Control Agreements are intended to promote stability and continuity of senior management. Information regarding potential payments under such agreements for the named executive officers is provided under the heading “Payments Made Upon a Change of Control” on page 29.

Pursuant to the Employment Agreement, Mr. Leparulo is eligible to receive certain payments upon a change of control or a termination of his employment with the Company under certain circumstances. Like the Change of Control Agreements, the Employment Agreement is designed to promote stability and continuity. Information regarding potential payments to be made under such agreement is provided under the heading “Potential Payments Upon Termination or Change in Control” on page 25.

Tax and Accounting Implications. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 per year paid to the named executive officers at the end of such fiscal year generally must be “performance-based” compensation as determined under Section 162(m). The Compensation Committee generally intends to comply with the requirements for full deductibility of executive compensation under Section 162(m). However, the Compensation Committee will balance the costs and burdens involved in such compliance against the value to the Company and its stockholders of the tax benefits that the Company would obtain as a result, and may in certain instances pay compensation that is not fully deductible if, in its determination, such costs and burdens outweigh such benefits.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to, or earned by, each of the named executive officers for the fiscal year ended December 31, 2007. The named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal year ended December 31, 2007. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation”, were determined by the Compensation Committee at meetings of the Compensation Committee held during the first quarter of 2008 and were paid out prior to the date of this Proxy Statement.

Based on the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in connection with the RSUs granted during 2007 and the base salary of the named executive officers, “Salary” accounted for approximately 23% of the total compensation of the named executive officers, non-equity incentive compensation accounted for approximately 15% of the total compensation of the named executive officers, equity incentive compensation accounted for approximately 61% of the total compensation of the named executive officers and all other compensation accounted for approximately 1% of the total compensation of named executive officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)		Total ($)
Peter V. Leparulo (5)	2007	$462,000	—	$1,756,898	$808,536	$492,307	—	$36,132	(6)	$3,555,873
Executive Chairman and Chief Executive Officer	2006	415,000	—	329,993	1,652,900	277,200	—	27,507	(7)	2,702,600

George B. Weinert (8)	2007	330,000	—	265,427	428,626	172,161	—	9,000		1,205,214
President	2006	243,539	—	156,607	542,628	132,600	—	8,800		1,084,174

Kenneth G. Leddon (9) Senior Vice President and Chief Financial Officer	2007	61,484	—	—	—	—	—	—		61,484

Robert M. Hadley (10)	2007	267,000	—	238,543	286,996	148,185	—	9,000		949,724
Senior Vice President, Worldwide Sales & Marketing	2006	275,488	—	151,014	574,431	121,613	—	8,800		1,131,346

Slim S. Souissi	2007	280,000	—	241,667	289,743	155,400	—	9,000		975,810
Senior Vice President and Chief Technology Officer	2006	233,125	—	151,014	574,619	138,750	—	8,800		1,106,308

Dan L. Halvorson (11)	2007	119,740	—	135,456	319,019	—	—	9,000		583,215
Chief Financial Officer	2006	233,125	—	151,014	673,239	89,603	—	8,800		1,155,781

Catherine F. Ratcliffe	2007	260,000	—	230,734	563,077	144,689	—	9,000		1,207,500
Senior Vice President, Business Affairs, General Counsel and Secretary	2006	229,250	—	151,014	832,935	118,500	—	15,300	(12)	1,346,999

(1)	The amounts in column (e) for the fiscal year ended December 31, 2006 reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R), in connection with restricted stock awards granted pursuant to the 2000 Plan during 2006. Assumptions used in the calculation of these amounts are included under the heading “Share Based Compensation Information Under SFAS 123R” in footnote 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2007. The amounts in column (e) for the fiscal year ended December 31, 2007 reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R), in connection with the RSUs granted pursuant to the 2000 Plan during 2007. Assumptions used in the calculation of these amounts are included under the heading “Share Based Compensation Information Under SFAS 123R” in footnote 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2008.
(2)

The amounts in column (f) for the fiscal year ended December 31, 2006 reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R), in connection with option awards granted pursuant to the 2000 Plan in and prior to 2006. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2004, 2005 and 2006 are included under the heading “Share Based Compensation Information Under SFAS 123R” in footnote 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2007. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2003, are included under the heading “Stock Based Compensation” in footnote 1 to the Company’s audited financial statements for the year ended December 31, 2005, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 16, 2006. The amounts in column (f) for the fiscal year ended December 31, 2007 reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R), in connection with option awards granted pursuant to the 2000 Plan in and prior to 2007. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2005, 2006 and 2007 are included under the heading “Share-Based Compensation Information under SFAS 123R” in footnote 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2008. Assumptions used in the calculation of this amount for fiscal year ended December 31, 2004, are included under the heading “Share Based Compensation Information under SFAS 123R” in footnote 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2007.

(3)	The amounts in column (g) for the fiscal year ended December 31, 2006 reflect the cash awards to the named individuals under the 2006 Bonus Plan, which is discussed in further detail beginning on page 15 of the Company’s Proxy Statement on Schedule 14A filed with the SEC on May 2, 2007 (the “2007 Proxy Statement”) under the heading “Executive Performance-Based Cash Incentive Compensation”. Such amounts were determined by the Compensation Committee at meetings of the Compensation Committee held during the first quarter of 2007 and were paid out prior to the date of the 2007 Proxy Statement. The amounts in column (g) for the fiscal year ended December 31, 2007 reflect the cash awards to the named individuals under the Bonus Plan, which is discussed in further detail on page 15 of this Proxy Statement under the heading “Executive Performance-Based Cash Incentive Compensation”. Such amounts were determined by the Compensation Committee at meetings of the Compensation Committee held during the first quarter of 2008 and were paid out prior to the date of this Proxy Statement.
(4)	The amounts shown in column (i) for the fiscal year ended December 31, 2006 reflect for each named executive officer matching contributions under the Company’s 401(k) plan which vest over a 4-year period (as more fully described on page 18 of the 2007 Proxy Statement under the heading “Retirement and Other Benefits”). The amounts shown in column (i) for the fiscal year ended December 31, 2007 reflect for each named executive officer matching contributions under the Company’s 401(k) plan which vest over a 2-year period (as more fully described on page 17 of this Proxy Statement under the heading “Retirement and Other Benefits” of this Proxy Statement).
(5)	Mr. Leparulo was appointed as the Company’s Executive Chairman on November 17, 2006 and currently also serves as the Company’s Executive Chairman and Chief Executive Officer, effective April 14, 2008. The amount shown in column (c) for the fiscal year ended December 31, 2006 reflects the salary paid to Mr. Leparulo in his capacity as the Company’s Chief Executive Officer prior to November 2006, and salary paid to Mr. Leparulo in his capacity as Executive Chairman after such time.
(6)	Includes $27,132 for legal fees incurred by Mr. Leparulo in connection with the negotiation and completion of the Employment Agreement.
(7)	Includes $18,707 for legal fees incurred by Mr. Leparulo in connection with the negotiation and completion of the Employment Agreement.
(8)	Mr. Weinert was appointed as the Company’s President on August 2, 2007. The amount shown in column (c) for the fiscal year ended December 31, 2006 reflects the salary paid to Mr. Weinert in his capacity as Vice President of Business Development and Chief Operating Officer prior to November 17, 2006, and salary paid to Mr. Weinert in his capacity as Acting Chief Executive Officer after such time. The amount shown in column (c) for the fiscal year ended December 31, 2007 reflects the salary paid to Mr. Weinert in his capacity as Acting Chief Executive Officer prior to that time, and salary paid to Mr. Weinert in his capacity as President after such time.
(9)	Mr. Leddon was appointed as the Company’s interim Chief Financial Officer in November 2007 and was appointed as the Company’s Senior Vice President and Chief Financial Officer on January 25, 2008. The amount shown in column (c) is the compensation paid to Mr. Leddon in November and December 2007 for his consulting service as the Company’s interim Chief Financial Officer.
(10)	Mr. Hadley resigned from the Company on February 4, 2008.
(11)	Mr. Halvorson resigned from the Company on June 15, 2007. The amount shown in column (c) is the salary paid to Mr. Halvorson until such time.
(12)	Includes a $6,500 automobile allowance paid to Ms. Ratcliffe during 2006.

GRANTS OF PLAN BASED AWARDS

The following table provides the following information about equity and non-equity awards granted to the named executive officers during the fiscal year ended December 31, 2007.

Name	Grant Date	Maximum Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Peter V. Leparulo	10/30/07	—	150,000	—	—	$3,823,500
George B. Weinert	1/5/07	—	20,000	35,000	$10.40	402,933
Kenneth G. Leddon(4)	—	—	—	—	—	—
Robert M. Hadley(5)	1/5/07	—	16,500	28,000	10.40	327,546
Slim S. Souissi	1/5/07	—	17,000	30,000	10.40	343,885
Dan L. Halvorson(6)	1/5/07	—	16,000	28,000	10.40	322,346
Catherine F. Ratcliffe	1/5/07	—	15,250	27,000	10.40	308,977

(1)	All amounts earned by the named executive officers pursuant to the Bonus Plan for performance in 2007 were paid by the Company prior to the date of this Proxy Statement.
(2)	The amounts shown in this column reflect the number of RSUs granted in 2007 to the named executive officers pursuant to the Company’s 2000 Plan. As discussed under the heading “Long-Term Equity Incentive Compensation” on page 16, one-third (1/3rd) of each recipient’s shares vest annually each January, commencing in 2008, subject to the Company’s achievement of the Plan Metrics in fiscal 2007, which the Company established as vesting conditions, and the recipient’s continued employment by the Company on each vesting date. In fiscal 2007, the Company achieved the Plan Metrics by 90% or more and therefore 100% of the RSUs granted in 2007 will automatically vest over a three-year period as long as the named executive officer’s service with the Company continues.
(3)	The amounts shown in this column reflect the full grant date fair value of RSUs and option awards granted to the named executive officers during 2007 under SFAS 123(R). Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting schedule. For RSUs, fair value is calculated by multiplying (a) the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date by (b) the number of shares underlying the RSU grant. For option awards, fair value is calculated by multiplying the Black Scholes value by the number of shares underlying the option awards granted. These amounts reflect the Company’s accounting expense and do not correspond with the actual value that will be recognized by the named executive officers.
(4)	Mr. Leddon was appointed the Company’s interim Chief Financial Officer in November 2007 and was appointed as the Company’s Senior Vice President and Chief Financial Officer on January 25, 2008.
(5)	Mr. Hadley resigned from the Company on February 4, 2008.
(6)	Mr. Halvorson resigned from the Company on June 15, 2007.

EMPLOYMENT RELATED CONTRACTS

Employment Agreement with Peter V. Leparulo

On November 2, 2007, the Company entered into the Employment Agreement with Mr. Peter V. Leparulo, the Company’s Executive Chairman and Chief Executive Officer, covering an initial term of three years. The Employment Agreement provides Mr. Leparulo with an annual base salary of not less than $462,000, subject to annual review by the Compensation Committee. In addition, Mr. Leparulo is eligible to receive an annual cash performance incentive bonus payable in a single installment in an amount equal to at least 100% of his then applicable base salary based on the achievement of certain operational and other organizational milestones and certain personal performance goals as agreed upon by the Compensation Committee. In addition, the Employment Agreement provides that the Company will pay all reasonable legal fees and other professional fees incurred by Mr. Leparulo in connection with the negotiation and completion of the Employment Agreement, and to provide Mr. Leparulo with a $1,000,000 executive term life insurance policy, the beneficiary of which shall be named by Mr. Leparulo.

Under the terms of the Employment Agreement, the Company granted Mr. Leparulo 150,000 RSUs which, when vested, are convertible into shares of the Company’s common stock on a one-for-one basis. The Vesting Conditions of the RSUs granted to Mr. Leparulo are the same as those of the RSUs that the Compensation Committee granted to the Company’s other executive officers in January 5, 2007, and such conditions are discussed above under the heading “Long-Term Equity Incentive Compensation” on page 16. The Company also agreed to make annual equity grants to Mr. Leparulo, commencing in 2008, in amounts consistent with competitive pay practices generally and appropriate relative to awards made to other senior executives of the Company.

Under the Employment Agreement, the Company may terminate Mr. Leparulo’s employment for “cause” or for any other reason, upon 60-days’ prior written notice, or as a result of his disability under certain circumstances. Similarly, Mr. Leparulo may terminate his employment for “good reason” or for any other reason upon 60-days’ prior written notice to the Company. If Mr. Leparulo’s employment is terminated by the Company without cause, or by Mr. Leparulo for good reason, he will be entitled to receive (a) his base salary and pro-rated bonus earned but unpaid through the effective date of such termination plus (b) an amount equal to two times the sum of his base salary then in effect plus the greater of (i) the bonus he would have received during such fiscal year but for such termination of employment (which shall not be less than 100% of his then-current base salary), and (ii) an amount equal to his then-current base salary multiplied by the average bonus percentage applicable to the next three most senior officers of the Company for such year. In addition, all of Mr. Leparulo’s equity awards outstanding as of the date of such termination would vest in full, be immediately exercisable as provided in the agreement and remain exerciseable until the earlier of the expiration of their original term or the tenth anniversary of the grant date. Mr. Leparulo would also receive outplacement services for a period not to exceed one year and at an aggregate cost not to exceed $20,000, and the continuation of his health care benefits for a period of two years. If Mr. Leparulo’s employment is terminated (a) by the Company for cause or (b) by Mr. Leparulo other than for good reason, then Mr. Leparulo would generally receive only his base salary and pro-rated bonus earned but unpaid through the effective date of such termination. In the event Mr. Leparulo’s employment is terminated due to his death or disability, he or his beneficiary would be entitled to receive any unpaid base salary through the date of his termination, plus the bonus he would have received during such fiscal year but for such termination of employment. Mr. Leparulo’s rights with respect to any equity awards outstanding at the time his employment is terminated (i) by the Company for cause, (ii) by Mr. Leparulo other than for good reason or (iii) due to Mr. Leparulo’s death or disability, are governed by the terms and conditions of the applicable incentive plan. If Mr. Leparulo’s employment is terminated (a) by the Company without cause within six months prior to a change of control, or (b) by Mr. Leparulo for any reason within 12 months following a change of control, he would generally receive an amount equal to three times the sum of (i) his then-current base salary and (ii) a bonus, equal to the greater of (A) the amount of the bonus he would have earned during such fiscal year but for such termination of employment (which shall not be less than 100% of his then-current base salary) and (B) an amount equal to his then-current base salary multiplied by the average percentage bonus of the next three most senior officers of the Company for such year, together with outplacement services for a period not to exceed one year and at an aggregate cost not to exceed $20,000 and continuation of his health care benefits for a period of three years. In addition, upon a change of control, all of Mr. Leparulo’s then outstanding equity awards would vest in full, be immediately exercisable as provided in the agreement and remain exerciseable until the earlier of the expiration of their original term or the tenth anniversary of the grant date.

For purposes of the Employment Agreement, termination for “cause” generally means his termination as a result of his willful gross misconduct that is materially adverse to the Company, his willful violation of a federal or state law, rule or regulation applicable to the business of the Company that is materially adverse to the

Company, his conviction for, or entry of a guilty or no contest plea to, a felony, or his willful and material breach of material terms and provisions of the Employment Agreement. Termination for “good reason” under the Employment Agreement generally means Mr. Leparulo’s voluntary termination as a result of a material diminution or adverse alteration of, or our assignment to Mr. Leparulo of duties inconsistent in any material respect with, Mr. Leparulo’s position with the Company or the terms and conditions of the Employment Agreement, a reduction in Mr. Leparulo’s base salary or bonus opportunity or a failure by the Company to pay any such amounts when due, a material reduction in the kind or level of employee benefits to which Mr. Leparulo is then entitled, a workplace relocation that increases Mr. Leparulo’s regular commuting distance by more than 40 miles, any purported termination by the Company of Mr. Leparulo’s employment other than for death, disability or cause, or termination other than as permitted by the Employment Agreement, any material failure by the Company to comply with the Employment Agreement, the Company’s breach of the Employment Agreement, or the Company’s failure to elect Mr. Leparulo to the position of sole Chairman of the Board as provided in the Employment Agreement.

Under the Employment Agreement, if any payment or distribution of any type payable to or for the benefit of Mr. Leparulo is subject to the excise tax under Section 4999 of the Internal Revenue Code, Mr. Leparulo will be entitled to receive an additional “gross-up” payment to cover the amount of the excise taxes.

Option Amendment Agreements

On July 20, 2006, the Company entered into Option Amendment Agreements with each of its executive officers in order to extend the termination date of outstanding options held by such executive officers. Under the terms of such agreements, in the event the optionholder’s service with or for the Company terminates in all capacities, other than for cause or as a result of such optionholder’s death or, under certain of such amendment agreements, disability, any outstanding options will expire on the date that is the 270th calendar day following the termination of service in all capacities; provided, that if such day would occur in the calendar year following the calendar year of (i) the service termination date plus (ii) 90 days, such options will expire on December 31 of the year of the service termination date.

Salary Continuation Letter Agreement with Dan Halvorson

On September 9, 2002, the Company entered into a Salary Continuation Letter Agreement with Dan Halvorson, the Company’s Chief Financial Officer at such time. Under the terms of the Letter Agreement, Mr. Halvorson was entitled to receive an aggregate of four months of salary continuation in the event the Company terminates his employment other than for cause, provided that he first executed and delivered the Company’s standard form of general release. Mr. Halvorson resigned from the Company on June 15, 2007 and therefore did not receive any salary continuation payments.

Interim Financial Management Services Agreement

On September 4, 2007, the Company entered into an Interim Financial Management Services Agreement (the “Interim Services Agreement”) with Leddon & Associates. Under the terms of the Interim Services Agreement, Kenneth G. Leddon provided management and financial consulting services to the Company in exchange for a consulting fee of $30,000 per four-week period, plus all reasonable out of pocket expenses incurred in connection with the consulting engagement. The Interim Services Agreement was amended on November 2, 2007 in order to extend the term of the agreement through December 3, 2007. On November 5, 2007, Mr. Leddon was appointed as the Company’s acting Interim Chief Financial Officer and continued to be paid under the terms of the Interim Services Agreement until his appointment as the Company’s Chief Financial Officer on January 25, 2008, at which time the Interim Services Agreement was terminated.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the current holdings of stock option and other stock awards by the named executive officers. This table includes unexercised and unvested option awards and unvested shares of restricted stock or restricted stock units with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the option or other stock award grant date. The market value of the stock awards is based on the closing market price of Company common stock as of December 31, 2007, which was $16.20 per share. For additional information about the option awards and other stock awards, see the description of Long-Term Equity Incentive Compensation contained in the Compensation Discussion and Analysis on page 16.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Peter V. Leparulo	40,000	(1)	—		$165.00	9/29/10	—	—
	26,665	(1)	—		16.80	1/30/12	—	—
	1	(1)	—		1.01	5/7/13	—	—
	350,000	(1)	—		16.27	4/29/14	—	—
	192,000		8,000	(2)	11.04	3/7/15	150,000	$2,430,000
George B. Weinert	36,500	(1)	—		2.65	6/26/13	—	—
	29,000	(1)	—		16.27	4/29/14	—	—
	18,208		7,292	(3)	18.78	7/26/14	—	—
	75,633		2,667	(2)	11.04	3/7/15	—	—
	—		35,000	(4)	10.40	1/5/17	20,000	324,000
Kenneth G. Leddon(6)	—		—		—	—	—	—
Robert M. Hadley(7)	6,666	(1)	—		58.50	4/16/11	—	—
	—
			2,666	(2)	11.04	3/5/15
			28,000	(4)	10.40	1/5/17	16,500	267,300
Slim S. Souissi	3,000	(1)	—		75.00	5/31/10	—	—
	25,000	(1)	—		16.27	—	—	—
	18,667		2,666	(2)	11.04	3/7/15	—	—
	—		30,000	(4)	10.40	1/5/17	17,000	275,400
Dan L. Halvorson(8)	—		—		—	—	—	—
Catherine F. Ratcliffe	60,000	(1)	—		15.43	5/12/14	—	—
	42,708		7,292	(3)	18.78	7/26/14	—	—
	61,317		2,667	(2)	11.04	3/7/15	—	—
	—		27,000	(4)	10.40	1/5/17	15,250	247,050

(1)	Represents a fully vested option.
(2)	Option vested as to 20% of the shares of common stock underlying the option on July 1, 2005 and the remaining 80% vested ratably on a monthly basis thereafter until fully vested on January 1, 2008.
(3)	Option vested as to 25% of the shares of common stock underlying the option on July 26, 2005 and the remaining 75% vests ratably on a monthly basis thereafter until fully vested on July 26, 2008.
(4)	Option vested as to 25% of the shares of common stock underlying the option on January 5, 2008 and the remaining 75% vests ratably on a monthly basis thereafter until fully vested on January 5, 2011.
(5)	One-third (1/3rd) of each recipient’s restricted shares vest annually beginning on January 5, 2008.
(6)	Mr. Leddon was appointed as the Company’s interim Chief Financial Officer in November 2007 and was appointed as the Company’s Senior Vice President and Chief Financial Officer on January 25, 2008.
(7)	Mr. Hadley resigned from the Company on February 4, 2008 and on such date, 16,332 options were fully vested and exercisable. Such options expire on October 31, 2008.
(8)	Mr. Halvorson resigned from the Company on June 15, 2007.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding exercises of stock options and vesting of stock awards for each of the named executive officers during the fiscal year ended December 31, 2007.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
(a)	(b)	(c)	(d)	(e)
Peter V. Leparulo	437,699	$9,256,960	59,000	$1,020,409
George B. Weinert	105,700	1,731,727	28,000	484,263
Kenneth G. Leddon(1)	—	—	—	—
Robert M. Hadley(2)	312,548	2,469,727	27,000	466,965
Slim Souissi	246,991	2,640,129	27,000	466,965
Dan L. Halvorson(3)	280,361	2,632,056	27,000	466,965
Catherine F. Ratcliffe	126,016	1,495,957	27,000	466,965

(1)	Mr. Leddon was appointed as the Company’s interim Chief Financial Officer in November 2007 and was appointed as the Company’s Senior Vice President and Chief Financial Officer on January 25, 2008.
(2)	Mr. Hadley resigned from the Company on February 4, 2008.
(3)	Mr. Halvorson resigned from the Company on June 15, 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below reflect the amount of compensation to be paid to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, early retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon termination of their employment. The actual amounts to be paid out can only be determined at the time of such executive’s actual separation from the Company.

PAYMENTS MADE UPON TERMINATION

Regardless of the manner in which a named executive officer’s employment terminates, he or she may be entitled to receive amounts earned during the term of his or her employment. Such amounts include:

•	base salary earned during the fiscal year;

•	non-equity incentive compensation earned during the fiscal year (at the sole discretion of the Compensation Committee);

•	grants pursuant to the 2000 Plan for the most-recently completed cycle;

•	shares issuable pursuant to the vesting of restricted stock and RSU awards during the fiscal year;

•	unused vacation pay; and

•

vested contribution amounts under the Company’s Savings Plan (which such plan does not discriminate in scope, terms or operation in favor of executive officers of the Company and is generally available to all salaried employees of the Company).

The following table shows the potential payments and benefits that would have been provided to each of the named executive officers if his or her employment with the Company had been terminated on December 31, 2007 in connection with (i) a voluntary termination, (ii) retirement, (iii) an involuntary termination without cause or (iv) an involuntary termination with cause.

Name	Voluntary Termination on 12/31/07		Retirement on 12/31/07		Involuntary Termination without Cause on 12/31/07		Involuntary Termination with Cause on 12/31/07
Peter V. Leparulo(1)
Accrued Vacation	$71,077		$71,077		$71,077		$71,077
Value of Vested and Unexercised Stock Options	$990,735	(2)	$990,735	(2)	$990,735	(2)	—	(3)

Total	$1,061,812		$1,061,812		$1,061,812		$71,077
George B. Weinert
Accrued Vacation	$33,422		$33,422		$33,422		$33,422
Value of Vested and Unexercised Stock Options	$884,841	(2)	$884,841	(2)	$884,841	(2)	—	(3)

Total	$918,263		$918,263		$918,263		$33,422
Kenneth G. Leddon(4)
Accrued Vacation	—		—		—		—
Value of Vested and Unexercised Stock Options	—		—		—		—

Total	—		—		—		—
Robert M. Hadley(5)
Accrued Vacation	$41,075		$41,075		$41,075		$41,075
Value of Vested and Unexercised Stock Options	—		—		—		—	(3)

Total	$41,075		$41,075		$41,075		$41,075
Slim S. Souissi
Accrued Vacation	$36,885		$36,885		$36,885		$36,885
Value of Vested and Unexercised Stock Options	$96,322	(2)	$96,322	(2)	$96,322	(2)	—	(3)

Total	$133,207		$133,207		$133,207		$36,885
Dan Halvorson(6)
Salary Continuation	—		—		—		—
Accrued Vacation	$30,358		—		—		—
Value of Vested and Unexercised Stock Options	—		—		—		—

Total	$30,358
Catherine F. Ratcliffe
Accrued Vacation	$26,425		$26,425		$26,425		$26,425
Value of Vested and Unexercised Stock Options	$362,596	(2)	$362,596	(2)	$362,596	(2)	—	(3)

Total	$389,021		$389,021		$389,021		$26,425

(1)	Under the terms of the Employment Agreement between the Company and Peter V. Leparulo, as discussed above on page 21, following November 2, 2007, the agreement can only be terminated by Mr. Leparulo or the Board upon 60 days’ prior written notice.
(2)	Under the terms of the Option Amendment Agreements between the Company and each of the named executive officers, in the event the optionholder’s service with or for the Company terminates in all capacities, other than for cause or as a result of such optionholder’s death or, under certain of such amendment agreements, disability, any outstanding options will expire on the date that is the 270th calendar day following the termination of service in all capacities; provided, that if such day would occur in the calendar year following the calendar year of (i) the service termination date plus (ii) 90 days, then such options will expire on December 31 of the year of the service termination date.
(3)	Under the terms of the option agreements underlying stock options held by the named executive officers, in the event an executive officer’s employment is terminated for cause, all vested and unvested options held by such executive officer, which remain unexercised as of the termination date, are automatically terminated and immediately cancelled.
(4)	Mr. Leddon was appointed as the Company’s interim Chief Financial Officer in November 2007 and was appointed as the Company’s Senior Vice President and Chief Financial Officer on January 25, 2008.

(5)	Mr. Hadley resigned from the Company on February 4, 2008. Upon his departure he received $40,909 for accrued vacation and the value of vested and unexercised stock options was $52,327.
(6)	Mr. Halvorson resigned from the Company on June 15, 2007. This reflects the amount paid to Mr. Halvorson for accrued vacation as of June 15, 2007.

PAYMENTS MADE UPON DEATH OR DISABILITY

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the named executive officer will receive benefits under the Company’s group life insurance plan or payments under the Company’s group disability plan, as appropriate. The Company’s group disability plan does not discriminate in scope, terms or operation in favor of executive officers of the Company and is generally available to all salaried employees of the Company. With respect to the Company’s group life insurance plan, each executive officer is entitled to receive a benefit upon his or her death equal to two times his or her annual salary in effect on the date of death, up to a maximum benefit of $350,000 (all other salaried employees are entitled to a benefit under the group life insurance plan equal to two times their annual salary in effect on the date of death, up to a maximum benefit of $250,000). Under the terms of Mr. Leparulo’s Employment Agreement, the Company is obligated to provide Mr. Leparulo with a $1,000,000 executive term life insurance policy, the beneficiary of which shall be named by Mr. Leparulo. In addition, under the terms of the option agreements underlying stock options held by the named executive officers, in the event of an executive officer’s death or disability, such executive officer, or his or her estate, as applicable, is given a period of one year from the date of death or disability to exercise any options which were vested but not exercised as of the date of death or disability.

The following table shows the potential payments and benefits that would have been provided to each of the named executive officers or their estate, as applicable, if his or her employment with the Company had been terminated on December 31, 2007 in connection with his or her disability or death.

Name	Disability on 12/31/07		Death on 12/31/07
Peter V. Leparulo
Accrued Vacation	$71,077		$71,077
Value of Vested and Unexercised Stock Options	$990,735	(1)	$990,735	(1)
Benefits under Group Life Insurance Policy	—		$1,350,000

Total	$1,061,812		$2,411,812
George B. Weinert
Accrued Vacation	$33,422		$33,422
Value of Vested and Unexercised Stock Options	$884,841	(1)	$884,841	(1)
Benefits under Group Life Insurance Policy	—		$350,000

Total	$918,263		$1,268,263
Kenneth G. Leddon (2)
Accrued Vacation	—		—
Value of Vested and Unexercised Stock Options	—		—
Benefits under Group Life Insurance Policy	—		—

Total	—		—
Robert M. Hadley (3)
Accrued Vacation	$41,075		$41,075
Value of Vested and Unexercised Stock Options	—		—
Benefits under Group Life Insurance Policy			$350,000

Total	$41,075		$391,075
Slim S. Souissi
Accrued Vacation	$36,885		$36,885
Value of Vested and Unexercised Stock Options	$96,322	(1)	$96,322	(1)
Benefits under Group Life Insurance Policy	—		$350,000

Total	$133,207		$483,207
Dan Halvorson (4)
Accrued Vacation	—		—
Value of Vested and Unexercised Stock Options	—		—
Benefits under Group Life Insurance Policy	—		—

Total	$—		$—
Catherine F. Ratcliffe
Accrued Vacation	$26,425		$26,425
Value of Vested and Unexercised Stock Options	$362,596	(1)	$362,596	(1)
Benefits under Group Life Insurance Policy	—		$350,000

Total	$389,021		$739,021

(1)	As indicated above, under the terms of the option agreements underlying stock options held by the named executive officers, in the event of an executive officer’s death or disability, such executive officer, or his or her estate, as applicable, is given a period of one year from the date of death or disability to exercise any options which were vested but not exercised as of the date of death or disability.
(2)	Mr. Leddon was appointed as the Company’s interim Chief Financial Officer in November 2007 and was appointed as the Company’s Senior Vice President and Chief Financial Officer on January 25, 2008.
(3)	Mr. Hadley resigned from the Company on February 4, 2008.
(4)	Mr. Halvorson resigned from the Company on June 15, 2007.

PAYMENTS MADE UPON A CHANGE OF CONTROL

The Company has entered into Change of Control Agreements with Messrs. Weinert, Hadley and Souissi, Ms. Ratcliffe and Mr. Ross, the Company’s Senior Vice President of Operations. Pursuant to these agreements, if an executive’s employment is terminated within one year following a change of control (other than termination by the Company for cause or by reason of death or disability) or if the executive terminates his or her employment within one year following a change of control in certain circumstances defined in the agreement which constitute “good reason”, in addition to the benefits listed under the heading “Payments Made Upon Termination”, the named executive officer will receive:

•

a lump sum severance payment of three times the sum of (a) the greater of (i) the executive’s annual base salary then in effect or (ii) the executive’s annual base salary in effect immediately prior to the change of control and (b) the greater of (i) the applicable targeted annual bonus for the year in which the termination occurs or (ii) the applicable targeted annual bonus for the year in which the change of control occurs;

•	an amount equal to the excise tax charged to the named executive officer as a result of the receipt of any change-of-control payments;

•

financial planning services (of substantially the same type and scope as provided to the named executive officer immediately prior to the date of termination or, if more favorable, immediately prior to the date of the change of control) for a period not to exceed one year;

•	outplacement services for a period not to exceed one year and at a cost not to exceed $10,000;

•	up to 24 months of continued medical benefits; and

•	all then-outstanding awards under the 2000 Plan held by the executive will automatically vest and become exercisable.

A form of these agreements has been filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 16, 2004.

As indicated above, the Company entered into the Employment Agreement with Mr. Leparulo that provides for certain payments to Mr. Leparulo in connection with a change of control. If Mr. Leparulo terminates his employment for any reason within 12 months following a change of control, or Mr. Leparulo is terminated without cause within six months prior to a change of control, in addition to the benefits listed under the heading “Payments Made Upon Termination” Mr. Leparulo will receive:

•	a lump sum severance payment of three times the sum of (a) his base salary then in effect and (b) the applicable targeted annual bonus for the year in which the termination occurs;

•	outplacement services for a period not to exceed one year and at a cost not to exceed $20,000;

•	up to 36 months of continued medical benefits; and

•	all then-outstanding awards under the 2000 Plan held by Mr. Leparulo will automatically vest and become exerciseable.

The Employment Agreement has been filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the SEC on November 9, 2007.

Generally, pursuant to the above-referenced agreements, a change of control is deemed to occur:

(i)	upon the consummation of a merger, consolidation, business combination, or other corporate reorganization or similar transaction or series of transactions, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such transaction or series of transactions is owned by persons who were not stockholders of the Company immediately prior to such transaction or series of transactions;

(ii)	upon the sale, transfer or other disposition of all or substantially all of the Company’s business property or assets;

(iii)	upon a change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors who either (a) had been directors on the date 24 months prior to the date of the event, and 12 months prior to the date of the event under Mr. Leparulo’s employment agreement, that may constitute a change of control (the “Original Directors”) or (b) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the Original Directors who were still in office at the time of the election or nomination of the directors whose election or nomination was previously so approved;

(iv)	upon any transaction or series of transactions as a result of which any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing at least 30% of the total voting power represented by the Company’s then outstanding voting securities; or

(v)	upon a liquidation or dissolution of the Company.

The following table shows the potential payments and benefits that would have been provided to each of the named executive officers if his or her employment with the Company had been terminated involuntarily without cause or voluntarily with good reason on December 31, 2007, assuming such termination had occurred within one year following a change of control.

Name	Cash Severance(1)	Acceleration of Stock Options(2)	Health Benefits(3)	Accrued Vacation	Financial Planning and Outplacement Services(4)	Total
Peter V. Leparulo	$3,465,000	$3,462,015	$13,152	$71,077	$20,000	$7,031,244
George B. Weinert	1,856,250	1,425,603	20,453	33,422	10,000	3,345,728
Kenneth G. Leddon(5)	—	—	—	—	—	—
Robert M. Hadley(6)	1,501,875	443,457	26,911	41,075	10,000	2,023,318
Slim S. Souissi	1,575,000	559,479	26,911	36,885	10,000	2,208,275
Dan L. Halvorson(7)	—	—	—	—	—	—
Catherine F. Ratcliffe	1,464,375	780,008	15,891	26,425	10,000	2,296,699

(1)	Represents an amount equal to (i) three times the sum of (A) the executive’s annual base salary as of December 31, 2007, and (B) the executive’s targeted annual bonus for 2007, plus (ii) an amount equal to the estimated excise tax to be charged to the named executive officer as a result of the receipt of such change of control payments.
(2)	Includes the value associated with the acceleration of unvested stock options and restricted stock units as well as the value of vested stock options which remained unexercised on the termination date. Under the terms of the Option Amendment Agreements between the Company and each of the named executive officers, in the event the optionholder’s service with or for the Company terminates in all capacities, other than for cause or as a result of such optionholder’s death or, under certain of such amendment agreements, disability, any outstanding options will expire on the date that is the 270th calendar day following the termination of service in all capacities; provided, that if such day would occur in the calendar year following the calendar year of (i) the service termination date plus (ii) 90 days, then such options will expire on December 31 of the year of the service termination date.
(3)	Represents the estimated value associated with 36 and 24 months of continued medical benefits for Mr. Leparulo and each of the other named executive officers, respectively.
(4)	As indicated above, the cost of outplacement services to be provided to each executive officer is limited to $20,000 and $10,000 for Mr. Leparulo and each of the other named executive officers, respectively. As of December 31, 2007, the Company was not providing any financial planning services to any of the named executive officers.
(5)	Mr. Leddon was appointed as the Company’s interim Chief Financial Officer in November 2007 and was appointed as the Company’s Senior Vice President and Chief Financial Officer on January 25, 2008.
(6)	Mr. Hadley resigned from the Company on February 4, 2008.
(7)	Mr. Halvorson resigned from the Company on June 15, 2007.

COMPENSATION OF DIRECTORS

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. The Compensation Committee makes all compensation decisions for the Company’s directors. In setting director compensation, the Compensation Committee considers the compensation packages offered by the Compensation Peer Group as well as the significant amount of time that directors expend in fulfilling their duties to the Company and the skill level required by the Company of members of the Board.

Cash Compensation. During 2007, our Board compensation policy provided for each non-employee director to receive $1,500 for each Board meeting he attended ($750 if attendance was telephonic) and $1,000 for each Board Committee meeting he attended ($500 if attendance was telephonic) as well as reimbursement of reasonable expenses incurred in connection with attending those meetings. In addition, the Company provides annual cash retainer fees to our non-employee directors of (i) $20,000 for each such director, (ii) an additional $10,000 for the Chairman of the Audit Committee, (iii) an additional $5,000 for the Chairman of the Board and of each of the Compensation Committee and the Corporate Governance Committee, and (iv) $15,000 for the Lead Independent Director. Mr. Leparulo, our sole employee director during 2007, is not compensated in his capacity as a director but is compensated in his capacity as an employee of the Company. In 2007, our non-employee directors earned an aggregate of $162,250 in cash compensation from the Company.

Equity-Based Compensation. Each non-employee director of ours receives annual equity-based compensation pursuant to the 2000 Plan. In addition, the Company typically grants an equity incentive award to a non-employee director at the time the individual joins the Board.

In January 2007, the Company granted stock options to purchase 7,500 shares of common stock to each non-employee director of the Company. These stock options vest over a three-year period, with one-third of the options vesting on the first anniversary of the grant date and the remainder vesting monthly thereafter, so long as service on our Board continues. In addition to the grant of stock options, the Company granted 4,500 shares of restricted stock to each non-employee director of the Company. These shares of restricted stock vest over a three-year period, with one-third of the shares of restricted stock vesting on each anniversary of the grant date, so long as service on our Board continues.

On July 20, 2006, the Company entered into Option Amendment Agreements with each of its non-employee directors in order to extend the termination date of outstanding options held by such directors. Under the terms of such agreements, in the event the optionholder’s service with or for the Company terminates in all capacities, other than for cause or as a result of such optionholder’s death or, under certain of such amendment agreements, disability, any outstanding options would expire on the date that is the 270th calendar day following the termination of service in all capacities; provided, that if such day would occur in the calendar year following the calendar year (i) of the service termination date plus (ii) 90 days, such options would expire on December 31 of the year of the service termination date.

DIRECTOR SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2007.

Name(1)	Fee Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Robert H. Getz(4)	$17,500	$12,599	$96,146	$126,245
Peng K. Lim(4)	11,500	12,599	96,146	120,245
Greg Lorenzetti(5)	38,750	16,444	12,903	68,097
Horst J. Pudwill	29,500	41,911	96,146	167,577
John R. Ross(6)	19,250	19,535	17,069	55,854
David A. Werner	45,750	41,911	114,431	202,092

(1)	Peter V. Leparulo, the Company’s Executive Chairman and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a director. The compensation received by Mr. Leparulo as an employee of the Company is shown in the Summary Compensation Table on page 19. James Ledwith, appointed to the Board on January 23, 2008, is not included in this table, as he was not a director at December 31, 2007.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R), in connection with restricted stock awards granted during 2007.
(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R), in connection with option awards granted prior to 2007. As of December 31, 2007, each director had the following number of options outstanding: Robert Getz (former director)—0; Peng Lim (former director)—0; Greg Lorenzetti—7,500; Horst J. Pudwill—37,500; John R. Ross—7,500; and David A. Werner—122,500.
(4)	Term expired June 21, 2007.
(5)	Upon his appointment to the Board in March 2007, Mr. Lorenzetti was granted an option to purchase 7,500 shares of our common stock at an exercise price per share of $13.33, which was the closing price of our common stock on Nasdaq on the date of his appointment, and received 4,500 shares of restricted stock at no cost to him. The options last for a ten year term and vest and become exercisable over a three-year period, with one-third of the options vesting and becoming exercisable on the first anniversary of the date of grant and the remaining options vesting ratably over the following 24 months, so long as his service on our Board continues. The restricted stock vests over a three-year period, with one-third of the shares of restricted stock vesting on each anniversary of the grant date, so long as his service on our Board continues.
(6)	Upon his appointment to the Board in June 2007, Mr. Ross was granted an option to purchase 7,500 shares of our common stock at an exercise price per share of $25.22, which was the closing price of our common stock on Nasdaq on the date of his appointment, and received 4,500 shares of restricted stock at no cost to him. The options last for a ten year term and vest and become exercisable over a three-year period, with one-third of the options vesting and becoming exercisable on the first anniversary of the date of grant and the remaining options vesting ratably over the following 24 months, so long as his service on our Board continues. The restricted stock vests over a three-year period, with one-third of the shares of restricted stock vesting on each anniversary of the grant date, so long as his service on our Board continues.

COMPENSATION COMMITTEE REPORT

This Report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Greg Lorenzetti, Chairman*
Horst J. Pudwill**

*	Appointed to the Compensation Committee on March 5, 2007.
**	Appointed to the Compensation Committee on February 22, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 31, 2008 by: (i) each person or group of affiliated persons who, to our knowledge, beneficially owns more than 5% of our outstanding common stock, (ii) each of our current directors and nominees for director, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all our current directors and executive officers as a group. Our common stock is the only class of our voting equity securities currently issued and outstanding.

We have relied exclusively upon information provided to us by our directors and executive officers and copies of documents that have been filed with the SEC by others for purposes of determining the number of shares of our capital stock each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes voting and investment power with respect to the subject securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our capital stock shown as beneficially owned by them. The applicable percentage of ownership for each stockholder in the table below is based on 32,101,026 shares of common stock outstanding on March 31, 2008, together with all applicable vested and exercisable stock options for that stockholder as of March 31, 2008. In addition, shares of our common stock that are issuable upon exercise of stock options within 60 days of March 31, 2008 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Name and Address of Beneficial Owner(1)	Common	Common
Wellington Management Co. LLP(2) 75 State Street Boston, MA 02109	3,985,501	12.42%

Barclays Global Investors, NA(3) 45 Fremont Street San Francisco, CA 94105	2,057,867	6.41

Friess Associates, LLC(4) 115 E. Snow King Jackson, WY 83001	1,651,000	5.14

Buckhead Capital, LLC(5) 3330 Cumberland Blvd, Suite 650 Atlanta, GA 30339	1,618,610	5.04

Peter V. Leparulo(6)	660,420	2.02
George B. Weinert(7)	192,157	*
Kenneth G. Leddon	0	*
Horst J. Pudwill(8)	97,720	*
Slim S. Souissi(9)	62,597	*
Catherine F. Ratcliffe(10)	190,061	*
David A. Werner(11)	121,688	*
Greg Lorenzetti(12)	4,417	*
James Ledwith	100	*
John R. Ross	0	*
All directors and executive officers as a group (11 persons)	1,418,476	4.25

*	Represents less than one percent of the outstanding class of voting securities.
(1)	Unless otherwise indicated, the principal address for each of the persons listed is c/o Novatel Wireless, Inc., 9645 Scranton Road, San Diego, CA 92121.

(2)	Pursuant to Schedule 13G filed with the SEC on April 10, 2008, Wellington Management Co. LLP (“Wellington”) is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the listed shares of common stock of the Company. For purposes of the reporting requirements of the Exchange Act, Wellington is deemed to be a beneficial owner of such shares; however, Wellington expressly disclaims that it is, in fact, the beneficial owner of these shares, except to the extent of its pecuniary interest therein.
(3)	Pursuant to Schedule 13G filed with the SEC on February 6, 2008, Barclays Global Investors, NA (“Barclays”) is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the listed shares of common stock of the Company. For purposes of the reporting requirements of the Exchange Act, Barclays is deemed to be a beneficial owner of such shares; however, Barclays expressly disclaims that it is, in fact, the beneficial owner of these shares, except to the extent of its pecuniary interest therein.
(4)	Pursuant to Schedule 13G filed with the SEC on February 14, 2008, Friess Associates, LLC (“Friess”) is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the listed shares of common stock of the Company. For purposes of the reporting requirements of the Exchange Act, Friess is deemed to be a beneficial owner of such shares; however, Friess expressly disclaims that it is, in fact, the beneficial owner of these shares, except to the extent of its pecuniary interest therein.
(5)	Pursuant to Schedule 13G filed with the SEC on February 6, 2008, Buckhead Capital, LLC (“Buckhead”) is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the listed shares of common stock of the Company. For purposes of the reporting requirements of the Exchange Act, Buckhead is deemed to be a beneficial owner of such shares; however, Buckhead expressly disclaims that it is, in fact, the beneficial owner of these shares, except to the extent of its pecuniary interest therein.
(6)	Includes 616,666 shares of common stock issuable within 60 days of March 31, 2008 upon the exercise of stock options.
(7)	Includes 178,883 shares of common stock issuable within 60 days of March 31, 2008 upon the exercise of stock options.
(8)	Includes 27,688 shares of common stock issuable within 60 days of March 31, 2008 upon the exercise of stock options. Includes 61,032 shares held of record by Bay Investments, Ltd. Mr. Pudwill is the Managing Director of Bay Investment, Ltd. and exercises voting and investment control over such shares.
(9)	Includes 59,333 shares of common stock issuable within 60 days of March 31, 2008 upon the exercise of stock options.
(10)	Includes 180,901 shares of common stock issuable within 60 days of March 31, 2008 upon the exercise of stock options.
(11)	Includes 112,688 shares of common stock issuable within 60 days of March 31, 2008 upon the exercise of stock options.
(12)	Includes 2,917 shares of common stock issuable within 60 days of March 31, 2008 upon the exercise of stock options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007 with respect to the shares of common stock that may be issued under existing equity compensation plans.

Equity Compensation Plan Information

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders(1)	3,647,825	(1)	$16.55	2,661,090	(2)
Equity compensation plans not approved by security holders

Total	3,647,825		$16.55	2,661,090

(1)	Includes the Amended and Restated 1997 Employee Stock Option Plan and the 2000 Plan and the Purchase Plan.
(2)	Consists of shares available for future issuance under the Purchase Plan and the 2000 Plan. As of December 31, 2007, an aggregate of 232,642 shares of the Company’s common stock were available for issuance under the Purchase Plan and 2,428,448 shares of the Company’s common stock were available for issuance under the 2000 Plan. The number of shares of our common stock available for issuance under the Purchase Plan automatically increases on the first trading day of January each calendar year by an amount equal to the lesser of (a) 0.5% of the outstanding shares of our common stock on the last day of the prior fiscal year, (b) 18,000 shares, or (c) such lesser number of shares as may be determined by our Board in its sole discretion.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP, an Independent Registered Public Accounting Firm, as the Company’s independent auditors for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the 2008 Annual Meeting of Stockholders. KPMG LLP has audited the Company’s financial statements since the fiscal year ending December 31, 2002. The Audit Committee believes that KPMG LLP’s experience with and knowledge of the Company are important, and would like to continue this relationship. A representative of KPMG LLP is expected to attend the 2008 Annual Meeting of Stockholders. The KPMG LLP representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

KPMG LLP has advised us that the firm does not have any direct or indirect financial interest in Novatel Wireless or any of its wholly owned subsidiaries, nor has KPMG LLP had any such interest since the inception of Novatel Wireless in 1996, other than as a provider of auditing and accounting services. In making the selection of KPMG LLP to continue as our Independent Registered Public Accounting Firm for the year ended December 31, 2008, the Audit Committee reviewed past audit results and the non-audit services performed during the Company’s fiscal year 2007 and which are proposed to be performed during fiscal year 2008. In selecting KPMG LLP, the Audit Committee carefully considered KPMG LLP’s independence. KPMG LLP has confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence.

Neither the Company’s bylaws nor other governing documents require stockholder ratification of the selection of KPMG LLP as the Company’s independent auditors. However, we are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify this selection, the Audit Committee will reconsider whether or not to continue to retain KPMG LLP, but may still retain them. Even if this selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2008 Annual Meeting of Stockholders will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows aggregate fees billed to the Company for fiscal years ended December 31, 2007 and December 31, 2006, by KPMG LLP.

	Fiscal Year Ended December 31,
	2007	2006
Audit Fees(1)	$1,142,700	$838,000
Audit-Related Fees(2)	$71,251	—
Tax Fees(3)	$0	$4,000
All Other Fees(4)	$1,500	—

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2006 and (ii) the effectiveness of internal control over financial reporting for the fiscal years ended December 31, 2006 and 2007.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or reviews of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees consist of fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning.
(4)	All Other Fees consist of fees for products and services other than the services reported above.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by our Independent Registered Public Accounting Firm and establishes and pre-approves the aggregate fee level for these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate fee amount requires specific pre-approval by the Audit Committee. For 2007, all audit and non-audit services that KPMG LLP rendered to the Company were pre-approved in accordance with Company guidelines.

The Audit Committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the principal accounting firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This Report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference.

Report of the Audit Committee of the Novatel Wireless Board of Directors

The role of the Audit Committee is to oversee the financial reporting process of the Company on behalf of the Board of Directors, and to appoint, compensate, retain, and oversee the services of the Company’s Independent Registered Public Accounting Firm. The Audit Committee reviews the Company’s financial controls, meets with the Company’s management regarding the financial controls, acts upon recommendations of the Company’s Independent Registered Public Accounting Firm and takes further actions as the Audit Committee deems necessary for the completion of an audit of the Company’s financial statements. The Company’s management has the primary responsibility for the preparation of Novatel Wireless’ financial statements as well as its financial reporting processes, accounting principles and internal controls. The Company’s Independent Registered Public Accounting Firm is responsible for performing an annual audit and quarterly reviews of the Company’s financial statements and, with respect to the annual audit, expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles. In addition, the Company’s Independent Registered Public Accounting Firm expresses its own opinion on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2007 with management and, separately, with KPMG LLP, the Company’s Independent Registered Public Accounting Firm. The Audit Committee has discussed with such firm the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance), as currently in effect, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements and matters relating to the auditor’s judgments about the acceptability and the quality of Novatel Wireless’ accounting principles. In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), as currently in effect, and it has discussed with KPMG LLP its independence from both the Company and Company management. The Audit Committee has also considered whether KPMG LLP’s provision of non-audit services to the Company would be compatible with maintaining its independence.

In the performance of this oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by Company management and by KPMG LLP. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that Company management has maintained adequate financial reporting processes, accounting principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that KPMG LLP meets the applicable standards for its independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements of Novatel Wireless as of and for the year ended December 31, 2007 be included in the Annual Report on Form 10-K for such fiscal year for filing with the SEC.

Audit Committee

James Ledwith* Greg Lorenzetti
David A. Werner, Chairman

*	Appointed to the Audit Committee in March 2008.

OTHER MATTERS

The Company does not know of any other matters that will be presented for consideration at the 2008 Annual Meeting of Stockholders. However, if any other matters properly come before such annual meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as the Board may recommend. By execution of the enclosed Proxy Card, you grant discretionary authority with respect to such other matters.

COMPLIANCE WITH FEDERAL SECURITIES LAWS

Compliance with Section 16(a) of the Exchange Act. Section 16(a) of the Exchange Act requires our directors, certain of our officers (as defined in regulations issued by the SEC), and persons who beneficially own more than ten percent of any class of any equity security of ours which is registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our securities. Such officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Each of our executive officers named in the Summary Compensation Table was subject to the reporting requirements of Section 16 during the fiscal year ended December 31, 2007.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations made to us that no other reports were required during 2007, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were satisfied.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

If you intend to propose any matter for action at our 2009 Annual Meeting of Stockholders and wish to have the proposal included in our 2009 Proxy Statement and Proxy Card, you must submit your proposal to the Corporate Secretary of Novatel Wireless at 9645 Scranton Road, San Diego, CA 92121, not later than January 1, 2009. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act as well as the requirements of our certificate of incorporation and bylaws. Only then can we consider your proposal for inclusion in our Proxy Statement and Proxy Card relating to the 2009 Annual Meeting. Stockholder proposals to be presented at the 2009 Annual Meeting of Stockholders, which are not to be included in the Company’s proxy materials, must be received between February 19, 2009 and March 21, 2009 in order to be considered timely in accordance with the Company’s bylaws. You can find other specifics regarding the notice procedures, including the required content of the notice, in our bylaws, a copy of which we will provide you without charge upon your request to our Corporate Secretary at the address set forth above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Some brokers with account holders who are stockholders of Novatel Wireless may be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Novatel Wireless, Inc., 9645 Scranton Road, San Diego, California 92121, Attention: Catherine F. Ratcliffe, Vice President of Business Affairs and Secretary, or call (858) 812-3400. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. This Proxy Statement and our 2007 annual report may be viewed online at www.novatelwireless.com.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act and, as a consequence, we file reports, Proxy Statements and other information with the SEC. You may inspect and copy the reports, Proxy Statements and other information that we file at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or by way of the SEC’s Internet address, http://www.sec.gov. You may also inspect these reports and other information at the offices of the National Association of Securities Dealers, Inc., 1734 K. Street, N.W., Washington, D.C. 20006. These reports are also available on our web site at www.novatelwireless.com.

In addition, we will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon written or oral request, additional copies, without exhibits, of our Annual Report on Form 10-K for the period ended December 31, 2007. Please address requests for copies to: 9645 Scranton Road, San Diego, California 92121, Attn: Corporate Secretary, telephone (858) 812-3400.

We urge you to sign, date and return the enclosed Proxy Card in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the annual meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

By Order of the Board of Directors,

Catherine F. Ratcliffe
Senior Vice President of Business Affairs, General Counsel and Secretary

April 29, 2008

REVOCABLE PROXY—Novatel Wireless, Inc.

Annual Meeting of Stockholders—June 19, 2008

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Novatel Wireless, Inc. (the “Company”) acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement dated April 29, 2008 and, revoking any proxy heretofore given, hereby appoints Peter Lepaurlo and Kenneth Leddon, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on Thursday, June 19, 2008, at 2:00 p.m., Pacific Daylight Time, at the Woodfin Hotel, 10044 Pacific Mesa Blvd., San Diego, California 92121, and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as set forth herein.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” THE ELECTION OF THE TWO NOMINEES TO THE BOARD OF DIRECTORS AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).

In their discretion, the proxy holders are authorized to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof. This proxy will be voted as directed herein or, if no contrary direction is indicated, will be voted FOR approval of Proposals 1 and 2.

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

*DETACH PROXY CARD HERE*

PLEASE DETACH HERE

*	You Must Detach This Portion of the Proxy Card * Before Returning it in the Enclosed Envelope

Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors*	For	Withhold		For	Withhold
	01 - John R. Ross	☐	☐	02 - David A. Werner	☐	☐

* To elect directors, each to serve for a three-year term ending at the 2011 annual meeting of stockholders or until his successor is elected and qualified.

		For	Against	Abstain
2.	RATIFICATION OF SELECTION OF KPMG, LLP. To ratify the selection of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.	☐	☐	☐	OTHER BUSINESS. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Non-Voting Items

Change of Address—Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please date this Proxy and sign your name as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

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